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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934
                               (Amendment No.   )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE
    14a-6(e)(2))

[ ] Definitive Proxy Statement

[ ] Definitive Additional Materials

[x] Soliciting Material Pursuant to Section 240.14a-12

                                  PULITZER INC.
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      (1)   Title of each class of securities to which transaction applies:


      (2)   Aggregate number of securities to which transaction applies:


      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
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      (4)   Proposed maximum aggregate value of transaction:


      (5)   Total fee paid:


[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number,
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         This filing relates to a planned merger of LP Acquisition Corp., a
Delaware corporation (the "Purchaser") and a wholly-owned subsidiary of Lee Enterprises, Incorporated, a Delaware corporation ("Lee") with and into Pulitzer Inc. ("Pulitzer") (the "Merger"), with Pulitzer as the surviving corporation pursuant to the terms of an Agreement and Plan of Merger, dated as of January 29, 2005 by and among Pulitzer, Lee and the Purchaser (the "Merger Agreement").

         The following is a newspaper article published on February 2, 2005 in the St. Louis Post-Dispatch.

Lee promises quite a ride for its new Pulitzer employees
By David Nicklaus
Of the Post-Dispatch

Pulitzer Inc. was no slouch at generating a return to its shareholders. By my rough calculation, $1,000 invested in the company's initial public offering in 1986 would be worth more than $8,000 today, assuming all dividends were reinvested.

That amounts to a return of 12.3 percent a year, compared with 11.7 percent for the Standard & Poor's 500 index during the same period. It also tops the returns achieved by larger newspaper companies, such as Tribune, Gannett and New York Times.

But the final curtain eventually falls on even the most successful Broadway show; every winning streak in sports eventually is broken. The Pulitzer board and the founding Pulitzer family decided to cash in their chips this week in a $1.46 billion sale to Lee Enterprises.

On a personal note, I can't write about this deal without disclosing several conflicts of interest. I'm a Pulitzer employee and shareholder, and I was part of a group that explored the possibility of buying the company through an employee stock ownership plan. So it's impossible for me to write as dispassionately about Pulitzer as I might about the SBC-AT&T deal or the latest bank merger.

The process of exploring an ESOP, by the way, was encouraging. Some sharp-penciled financiers thought highly enough of Pulitzer's people, and its financial prospects, to consider investing large sums of money with us. The board, of course, went another route, accepting an all-cash offer from another newspaper company.

That company, Lee, has returned 10.1 percent a year to shareholders since the end of 1986 - the same period I calculated for Pulitzer.

Family considerations seem to have played a part in Pulitzer's decision to sell. The three principal family shareholders are all over age 70 and among
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younger heirs, only Richard Moore, a Pulitzer cousin and company director, plays an active role in the business.

But the changing media landscape also seems to have played a role. Company executives have said it's increasingly difficult for a small company - and Pulitzer was the smallest publicly held newspaper chain - to thrive in this business.

After all, newspapers are a textbook example of a mature industry. They're selling the same basic product - news stories printed on large pieces of paper - that they sold in the 19th century.

"It's very hard to find a mature industry that doesn't become very consolidated at some point," said Glenn MacDonald, a professor of business, law and economics at Washington University's Olin School of Business. "They all go through periods of rapid consolidation, often associated with a change in technology or some important change in the business."

In the media industry, MacDonald said, newspaper owners are being challenged by new competitors such as Internet news sites and cable-news channels. To keep their share of advertisers' dollars, older media have to become both smarter at selling and better at controlling costs.

Lee says it expects to find at least $6 million of cost savings in the first year, mostly from combining some administrative functions. But mostly, Lee executives say, they see this as an opportunity to increase revenue.

Lee has a track record for doing just that, and it also has a record of making big, risky bets pay off. It's interesting to take a look at the recent history of both buyer and seller in this deal.

Both companies used to own television stations; Pulitzer got out of that business in 1999 and Lee did so in 2000. In 2001, Lee's sales were just 3 percent larger than Pulitzer's. Then, in 2002, Lee took on a lot of debt to buy the Howard newspaper chain for $694 million.

Pulitzer made some less risky bets, like buying the Suburban Journals chain, and they paid off handsomely. But the company didn't grow very much in size. Pulitzer's sales are up only 7 percent in the last three years, while Lee's are up 60 percent.

Now, all of us here at the Post-Dispatch are becoming part of that growth story. It promises to be an exciting ride.

E-mail: dnicklaus@post-dispatch.com
Phone: 314-340-8213
Radio report: 6:21 p.m. weekdays
on KMOX (1120 AM)

ADDITIONAL INFORMATION AND WHERE TO FIND IT

         The proposed transaction will be submitted to Pulitzer's stockholders for their consideration, and Pulitzer will file with the SEC a proxy statement to be
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used to solicit the stockholders' approval of the proposed transaction, as well as other relevant documents concerning the proposed transaction.

         STOCKHOLDERS OF PULITZER ARE URGED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. A free copy of the proxy statement, as well as other filings containing information about Pulitzer, may be obtained at the SEC's Internet site (http://www.sec.gov). Copies of the proxy statement and the SEC filings that will be incorporated by reference in the proxy statement can also be obtained, without charge, by directing a request to James V. Maloney, Secretary, Pulitzer Inc., 900 North Tucker Boulevard, St. Louis, Missouri 63101.

PARTICIPANTS IN THE SOLICITATION

         Pulitzer and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of Pulitzer in connection with the proposed transaction. Information regarding Pulitzer's directors and executive officers is available in Pulitzer's proxy statement for its 2004 annual meeting of stockholders, which was filed with the SEC on April 2, 2004. Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.